EXHIBIT 10.2

DATAMEG CORPORATION

OPTION AGREEMENT

This Option Agreement (the “Agreement”) sets forth the terms under which Neil Gordon (the “Subscriber”) agrees to serve on the board of directors of Datameg Corporation, a Delaware corporation (the “Company”) in exchange for options to purchase shares of the Company’s Common Stock.

WHEREAS, the Company has engaged the subscriber to serve on the Company’s board of directors pursuant to a letter agreement between the Company and the Subscriber dated as of the date hereof; and

WHEREAS, the Subscriber has agreed in exchange and compensation for such service to accept options to purchase the number of shares of the company’s Common Stock set forth below in the paragraph entitled “Grant of Options” (the “Options”);

NOW THEREFORE, in connection therewith, the parties set forth hereafter their understanding and agreement:

THIS AGEEMENT DOES NOT CONSTITUTE AN OFFER (A) BY ANYONE IN ANY JURISDICTION IN WHICH THE COMPANY IS NOT QUALIFIED TO MAKE SUCH AN OFFER; (B) TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER; OR (C) IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION OF THE SECURITIES DEFINED BELOW.

THE OPTIONS AND THE SHARES OF THE COMPANY’S COMMON STOCK SUBJECT TO SUCH OPTIONS, SOMETIMES REFERRED TO HEREIN AS THE “SECURITIES”, HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON CERTAIN EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISION (THE “COMMISSION”) AND NO REGULATORY BODY HAS PASSED UPON OR ENDORSED THE ACCURACY, ADEQUACY OR COMPLETENESS OF THIS AGREEMENT OR THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THIS AGREEMENT AND AVAILABLE INFORMATION CONCERNING THE OFFERING, INCLUDING THE MERITS OF, AND RISKS INVOLVED IN ACQUIRING THE SECURITIES. THE SECURITIES CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAW OR WHERE EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Execution of this Agreement by the Subscriber shall constitute an agreement by the Subscriber that he is accepting the Options hereof as compensation for certain service rendered to the Company on the terms and conditions specified herein. By executing this Agreement, the Subscriber acknowledges, accepts, and agrees to be bound by all the terms contained in this Agreement.

Grant of Options: In consideration of the above referenced service to the Company and for other good and valuable consideration, the Company grants to the Subscriber the option to purchase One Million Five Hundred Thousand (1,500,000) shares of the Company’s Common Stock (the “Shares”) for the Exercise Price and subject to the other terms and conditions set forth below. If the Company’s Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Company’s Board of Directors in (a) the number and class of Shares subject to the Options, and (b) the per-share Exercise Price of the Options; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

Exercise Price: The purchase price of the Shares subject to the Options shall be: $0.08 per share (“Exercise Price”).

Subscription and Consideration for Shares: The Subscriber hereby subscribes for the Options in consideration for the Subscriber’s service to the Company, as described above.

Vesting: The Options will become exercisable (“vest”) (a) as to 250,000 Shares on October 3, 2005, (b) as to 500,000 Shares on January 3, 2006, (c) as to 750,000 Shares on April 3, 2006, (d) as to 1,000,000 Shares on July 3, 2006, (e) as to 1,250,000 Shares on October 3, 2006, and (f) as to all of the Shares on January 3, 2007. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date (as defined below) or the Termination Date (as defined below). In addition, the Options shall become exercisable as to all of the Shares immediately upon a Change of Control (as defined below).

For purposes hereof, a “Change of Control” shall deemed to have occurred if the Company is merged with or into or consolidated with another corporation or similar entity under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty (50%) of the voting power of the Company or the surviving or resulting corporation or similar entity, as the case may be, or if the Company sells or otherwise disposes of substantially all of its assets.

Manner of Exercise: The Options or any portions of the Options shall be exercised only to the extent vested and only in accordance to the provisions of this Agreement. The person exercising the Options shall give to the Company a written notice (“Exercise Notice”) that shall (a) state the number of Shares with respect to which the Options are being exercised; and (b) specify a date (other than Saturday, Sunday or legal holiday) not more than ten days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice, the Company shall accept payment for the Shares being purchased in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Company, and shall deliver to the person or persons exercising the Options in exchange therefore an appropriate certificate or certificates for fully paid non-assessable shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in the Exercise Notice on the date set forth therein (or on the extended date as provided above), the right to exercise the Options shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Options and not yet acquired pursuant thereto. Upon receipt by the Company of an Exercise Notice, the Company shall file within one business day a Form S-8 with the United States Securities and Exchange Commission registering the Shares for resale.

Notwithstanding any provisions herein to the contrary, in lieu of exercising the Options as hereinabove permitted, the Subscriber may elect to exercise the Options or a portion thereof and to pay for the Shares issuable upon such exercise by way of cashless exercise by electing such a cashless exercise in the Exercise Notice, in which event the Company shall issue to the Subscriber that number of Shares computed using the following formula:

X=	Y x (A-B)
A

Where:

X equals the number of Shares to be issued to the Subscriber;

Y equals the number of Shares purchasable pursuant to the Option, or, if only a portion of the Option is being exercised, the portion of the Option being exercised at the date of such calculation;

A equals the Fair Market Value (at the date of such calculation) of one share of Common Stock of the Company; and

B equals the Exercise Price.

The person who exercises the Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his Option Shares for investment and not with a view to, or for, or in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgements and affirmations, if any, as the Company may require. In such event, the person acquiring such Shares shall be bound by the provisions of an appropriate legend, which shall be endorsed upon the certificate(s) evidencing his or her Shares issued pursuant to such exercise. The Company may delay issuance of the Shares if completion of any corporate action or required consent is not obtained that the Company deems necessary under any applicable law.

Conditions to Issuance of Stock Certificates: The share of stock deliverable upon the exercise of the Option, or any portion thereof, may be previously authorized, but issued or un-issued shares, which have been reacquired by the Company. Such shares shall be fully paid and non-assessable.

Rights of Shareholders: The Subscriber shall not be, nor have any of the rights or privileges of a shareholder of the Company in respect to any shares purchasable upon exercise of any part of the Options unless and until certificates representing such shares have been issued by the Company to the Subscriber.

Exercise and Duration: Except as specified below, vested Options may be exercised at any time until their expiration on September 22, 2010 (the “Expiration Date”). Notwithstanding the foregoing: (a) in the case of the Subscriber’s death, the Options shall terminate on the one-year anniversary of the Subscriber’s death, and (b) if Subscriber ceases to serve as a director of the Company, the Options shall terminate on the 90th day following the effective date of such termination of employment or consulting status, (each a “Termination Date”). If the Company learns of the Subscriber’s death prior to the Expiration Date or the Termination Date (as the case may be), the Company shall provide written notice of the existence of this Agreement, together with a copy of this Agreement, to the estate of the Subscriber not less than thirty (30) days prior to the termination of the Options in accordance with the terms of this paragraph.

Transfer of Option: Unless otherwise permitted by applicable law and approved in writing in advance by the Company, the Option shall not be transferable by the Subscriber and shall be exercisable during the Subscriber’s lifetime, only by such Subscriber or his or her guardian or legal representative in the event of the Subscriber’s incapacity.

Shares to be Reserved: The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Subscriber’s Representations, Warranties and Covenants: The Subscriber represents, warrants to and covenants with the Company as follows:

The Subscriber is purchasing the Securities solely for his own account, for investment purposes only and not with an intent to divide his participation with others, resell, or otherwise dispose of all or any part of such investment.

The Subscriber will be the beneficial owner of the Securities standing in the Subscriber’s name.

The Subscriber has been furnished with the sufficient written and oral information about the Company to allow him to make an informed investment decision prior to purchasing the Investment and has been furnished access to any additional information that he may require.

The Subscriber is fully familiar with the business proposed to be conducted by the Company and with the Company’s use and proposed use of the proceeds from the sale of Securities.

The Subscriber has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

The Subscriber is able to bear the economic risk of losing his entire investment

The Subscriber is knowledgeable and has experience concerning investments of the type represented by the investment.

The Subscriber agrees to hold the Company, its agents, managers, and their respective successors and assigns harmless and to indemnify them against all liabilities, cost and expenses incurred by them as a result of any sale or distribution by the Subscriber in violation of the Act or any state securities laws. All representations, warranties and indemnities made by the Subscriber with reference to the Act shall be deemed to be equally applicable in connection with all applicable state and securities laws.

As set forth above, the Subscriber understands that the Securities have not been registered under the Act, or under any state exempt from registration. The Subscriber further acknowledges that the reliance on such exemptions is in part based upon the foregoing representations, warranties and covenants of the Subscriber.

Survival of Representations, Warranties, Covenants and Agreements: The representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the Securities.

Notices: Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing and shall be either hand delivered or sent by recognized overnight express courier service or by United States mail (certified, return receipt requested) to the parties at the following addresses: (i) if to Company, in care of its President (or the President’s delegate in the case of the President’s absence), addressed to the Company’s principal place of business and (ii) if to the Subscriber, to the address appearing below or to such other address as may be designated by the Subscriber in writing in accordance with this Section. Notice shall be deemed effective upon receipt or within three (3) days after deposit in the United States mail (properly addressed with postage prepaid thereon), whichever is earlier.

General Provisions: This Agreement shall be binding upon and shall insure the benefit of the parties and their respective successors, assigns, executors and administrators. This Agreement and the respective and obligations of the parties may not be assigned by any party without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

* * * *

Executed and acknowledged by the Subscriber as of September 22, 2005

SUBSCRIBER:

Signature:	/s/ Neil Gordon
Print Name:	Neil Gordon

Address:	90 Kodiak Way, Suite 2725
Waltham, Massachusetts 02451

The foregoing subscription for Options to purchase 1,500,000 Shares of Common Stock of Datameg Corporation by Neil Gordon is hereby accepted as of September 22, 2005.

DATAMEG CORPORATION

By:	/s/ Mark P. McGrath
Name:	Mark P. McGrath
Title:	President and Chief Executive Officer